UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

GRAPHENE & SOLAR TECHNOLOGIES LIMITED

(Exact name of registrant as specified in its charter)

colorado

 (State or other jurisdiction of incorporation)

333-174194

(Commission file number)

27-2888719

(I.R.S. Employer Identification Number)

23 Corporate Plaza Drive

Suite 150

Newport Beach, CA

(Address of principal executive offices)

92660

(Zip Code)

(949)-478-8387

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2459.244a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2459.244d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2459.243e-4c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock	NONE	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On Thursday August 25, 2022, the family of Roger Thomas May, CEO, advised board members of his sudden passing late in the evening of August 24, 2022.

On Friday August 26,2022, the board of directors approved the appointment of Dr. Andrew Liang as interim CEO, while the company commences identifying a permanent replacement to this position.

Dr. Andrew Liang has been an advisor to GSTX board since 2019, to a subsidiary entity since 2017 and was appointed as a Director of Operations July 20, 2020. He has brought to the Company multi-national company cross industry senior management experience and regional development expertise in Australia and Asia Pacific Countries. Coming from an academic background, Andrew started his business career by consulting for the East Asiatic Company (EAC) group for their establishment in China during the late 80’s. The successful establishment of Tianjin Textiles Industry Corporation to invest in Australian Wool Industry, Greenfields Wool Scour, a JV project with the Australian Wool Corporation and EAC’s Australian subsidiary, Bloch & Behrens, brought Andrew to Melbourne where he subsequently became the Deputy Managing Director of Bloch & Behrens, the 6th largest Australian wool exporter/processor.

Most recently Andrew was entrusted to establish the production base and China operation of Australian’s largest wool group, Michell P/L of Adelaide, South Australia. The complex manufacturing environment, very strict environmental control, tough government regulations in the manufacture sector have accumulated valuable experience for Andrew to handle the toughest challenges in establishing and operating complex manufacturing facilities.

Prior to coming back to the Wool Industry, Andrew spent 4 years building up Coloplast’s operation in China, the largest medical device group in Ostomy Care, Wound Care and Continence care, where he transferred the China subsidiary from a manufacturing hub to one of the top Sales & Marketing subsidiaries of Coloplast group ($2 billion). It was then Andrew was awarded the Top 100 General Managers of Danish Industry 2010 and Ethic Ambassador of Coloplast Group 2019.

Apart from setting up operations in China and Australia, Andrew also has extensive experience in business development and sales & marketing exposures in Asia Pacific countries, including Korea, South-East Asia and the Pacific Islands during his service as Regional General Manager for Ballantyne Foods, a large Australian dairy food producer, and General Manager of Asia Pacific for EKF Diagnostic plc, a UK public company in medical diagnostic industry.

Andrew is an accomplished international C-Level executive, with extensive experience in the establishment and operation of manufacturing and processing facilities including in China and Australia, proficient in both oral and written Chinese & English, well respected at the highest levels in China and well versed in Chinese and Asian business culture and profitable business development.

Andrew holds a B.Sc. degree in Mechanical Engineering from China Agricultural University and a Ph.D. in Agricultural Engineering from University of Newcastle Upon Tyne. He lectured Soil Mechanics at China Agricultural University, Beijing, and Politics at the University of Newcastle Upon Tyne.

Andrew’s extensive Global experience in establishing new high-tech companies and production operations is of considerable value to the development of the GSTX subsidiary entities work in thin-film, water harvesting and the establishment of production capabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2022	Graphene & Solar Technologies Limited

	By:	/s/ RODNEY YOUNG
	Name:	Rodney Young
	Title:	Chairman